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                                                                    "B" WARRANTS

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                                WARRANT AGREEMENT

                                     BETWEEN

                                PAXAR CORPORATION

                                       AND

                             ODYSSEY PARTNERS, L.P.




                            Dated as of March 3, 1997

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                                WARRANT AGREEMENT

                  WARRANT AGREEMENT dated as of March 3, 1997, between Paxar Corporation, a New York corporation (the "Company"), and Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"),.


                              W I T N E S S E T H :


                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December 20, 1996, between the Company and Odyssey, the Company is today purchasing from Odyssey all of the issued and outstanding shares of Common Stock, par value $.01 per share, of Monarch Holdings, Inc., a Delaware corporation, held by Odyssey (the "Purchased Shares"); and

                  WHEREAS, the Stock Purchase Agreement contemplates that, in partial consideration for the sale of the Purchased Shares, the Company will issue to Odyssey warrants (the "Warrants") representing the right of the holder thereof to purchase from the Company shares of common stock, par value $.10 per share, of the Company ("Common Stock"), as provided herein; and

                  WHEREAS, pursuant to a Registration Rights Agreement, between the Company and Odyssey, dated as of the date hereof (the "Registration Rights Agreement"), the Company has agreed to grant to the holders of the Warrants (and the holders of Common Stock and other securities issuable upon exercise of the Warrants) registration rights with respect to the Registrable Securities referred to therein, at the times and in the manner set forth in the Registration Rights Agreement; and

                  WHEREAS, the Company proposes to issue certificates evidencing the Warrants (such warrant certificates issued pursuant to this Agreement being hereinafter collectively called the "Warrant Certificates"); and

                  WHEREAS, the Company and Odyssey desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                      DISTRIBUTION OF WARRANT CERTIFICATES

                  1.1 Due Issuance; Form of Warrant Certificates. The Company hereby represents that the Warrants are validly authorized and duly issued, fully paid and nonassesable, free of preemptive rights and free from all liens, charges and security interests, other than liens, charges and security interests imposed by the holder thereof. The Warrant Certificates for the Warrants shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform to customary usage.

                  1.2 Execution of Warrant Certificates. The Warrant
Certificates shall be executed and dated on behalf of the Company by its
Chairman or Vice Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such
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                                                                               2




officer of the Company either before or after delivery thereof by the Company to the holder, the signature of such person on such Warrant Certificates shall, nevertheless, be valid, with the same force and effect as though the person who signed such Warrant Certificates has not ceased to be such officer of the Company.

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

                  2.1 Exercise Price. Each Warrant Certificate for the Warrants shall, when signed by the Chairman, Vice Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company, entitle the registered holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at a purchase price of $21.875 per share (as the same may be adjusted from time to time pursuant to the provisions of Article III hereof, the "Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof.

                  2.2 Exercisability of Warrants. Each Warrant may be exercised at any time on or after the date hereof, but not after 5:00 P.M., New York City time, on the fifth anniversary of the date hereof (the "Exercise Deadline"). The minimum number of shares of Common Stock with respect to which the Warrants may be exercised as to any holder shall be the lesser of (i) 25,000 and (ii) the number of shares of Common Stock issuable upon exercise of all Warrants held by such holder.

                  2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, the Warrants may be exercised, in whole or in part, by surrendering the Warrant Certificates representing such Warrants to the Company at its principal office, which is presently at 105 Corporate Park Drive, White Plains, N.Y., 10604, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price shall be paid in full by either (i) wire transfer of immediately available funds, (ii) certified check payable in United States currency to the order of the Company or (iii) by surrender to the Company of the number of Warrants set forth below:

                 X =  Y(A-B)
                      ------
                         A

Where: X = the number of shares of Common Stock to be issued to the Holder upon exercise pursuant to the foregoing clause (iii).

                 Y = the number of shares of Common Stock represented by the Warrants so surrendered.

                 A = the Current Market Price (as defined below of one share of Common Stock on the Date of Exercise (as defined below).

                 B = the Exercise Price for the Warrants so surrendered.

The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.
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                 2.4 Issuance of Shares of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All such shares of Common Stock shall be validly authorized and issued, fully paid and nonassessable and free from all transfer taxes, liens, charges and preemptive rights created by or on behalf of the Company in respect of the issue thereof. Each person in whose name any such certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for the shares of Common Stock.

                 2.5 Certificates for Unexercised Warrants. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and deliver by recognized overnight courier, within 10 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase (subject to compliance with applicable securities laws), a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall the Warrant be exercised with respect to less than an integral number of shares of Common Stock, and the Company shall distribute no Warrant Certificates representing Warrants exercisable for fractional shares of Common Stock under this or any other section of this Agreement. Fractions of shares shall be treated as provided in Section 3.10.

                 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. All of the shares of Common Stock to be issued upon the exercise of Warrants will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                                   ARTICLE III

                        ADJUSTMENTS AND NOTICE PROVISIONS

                 3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                          (a) In case the Company shall at any time after the
date hereof (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (b) In case the Company shall distribute to all
holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation, but excluding any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is not the continuing corporation) evidences of its indebtedness, cash or assets (other than (i) distributions and dividends
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                                                                               4




referred to in Section 3.1(a) in shares of Common Stock or (ii) any non-extraordinary cash dividends paid out of retained earnings from current operations), or rights, options or warrants to subscribe for or purchase capital stock, or securities convertible into or exchangeable for shares of capital stock, then, in each case, the Exercise Price shall be reduced (and the number of shares issuable adjusted in accordance with Section 3.5) to the price determined by multiplying the Exercise Price in effect immediately prior to the record date (the "Distribution Record Date") for the determination of shareholders of the Company entitled to receive such distribution by a fraction,
(x) the numerator of which shall be the Current Market Price (as determined pursuant to Section 3.2 hereof) per share of Common Stock immediately prior to the Distribution Record Date, less the reduction, if any, in the fair value of a share of Common Stock (as reasonably determined by the Board of Directors of the Company, taking into account, where applicable, the market price of the Common Stock following the Distribution Record Date) as a result of such distribution and (y) the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the Distribution Record Date. Such adjustment shall become effective at the close of business on the Distribution Record Date.

                 3.2 Current Market Price. For the purpose of any computation under this Article III, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices as reported by the principal national securities exchange or recognized quotation system on which the Common Stock is then traded for the 30 consecutive trading days (or, for purposes of Section 2.3, five consecutive trading days) immediately preceding the date in question. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange or recognized quotation system, the fair value of a share of Common Stock on such date as reasonably determined by the Board of Directors of the Company.

                 3.3 No Adjustments to Exercise Price. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Article III are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and in any event shall be made on the day prior to the Date of Exercise. All calculations under this Article III shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                 3.4 Deferral of Adjustments to Exercise Price. In any case in which this Article III shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 3.5 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 3.1(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                 3.6 Certain Reorganizations. The Company shall give each registered holder of Warrants 30 days' prior written notice of any Stock Merger or Cash-Out Transaction (as defined below), in which case the following provisions will apply.

                          (a) In the event of any capital reorganization or the
consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) in which the consideration payable to the shareholders of the Company
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                                                                               5




in such transaction shall consist solely of capital stock of the surviving or continuing corporation or of an affiliate (a "Stock Merger"), each Warrant shall, without any action on the part of the holder thereof, be deemed to represent the right to acquire (in lieu of the number of shares of Common Stock deliverable upon exercise of such Warrant) the number of shares of stock of the surviving or continuing corporation (or an affiliate) to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Stock Merger, if such Warrant had been exercised in full immediately prior to the record date for determining shareholders entitled to participate in such Stock Merger (the "Newco Shares"). The Exercise Price for the Warrants shall in such event be adjusted effective as of the date of the Stock Merger, such that the Exercise Price for each Newco Share shall be an amount equal to (i) the product of (A) the Exercise Price immediately prior to the Stock Merger multiplied by
(B) the aggregate number of shares of Common Stock issuable upon exercise of all outstanding Warrants immediately prior to the Stock Merger divided by (ii) the maximum number of Newco Shares deliverable upon exercise in full of all outstanding Warrants. The Company shall not effect any Stock Merger, unless upon or prior to the consummation thereof the surviving or continuing corporation shall assume by legally binding written instrument (which need not be signed by the Warrant holders) the obligation to deliver to the registered holder of any Warrant such shares of stock as such holder shall be entitled to purchase in accordance with the foregoing provisions. Upon request by any registered holder of a Warrant, the surviving or continuing corporation shall issue to a holder of a Warrant Certificate a certificate representing the right to acquire the Newco Shares in accordance with the terms hereof.

                          (b) In the event of (i) the consolidation or merger of
the Company with or into another corporation (other than a Stock Merger or a merger or consolidation in which the Company is the surviving or continuing corporation) or (ii) any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (the transactions referred to in clauses (i) and (ii) being referred herein as a "Cash-Out Transaction"), then upon the effective date of the Cash-Out Transaction , each Warrant shall, unless it has been previously exercised, expire and instead shall represent the right of each Warrant holder to receive (and the Company shall pay to such Warrant holder) the sum of (A) (i) the product of the number of shares of Common Stock issuable upon exercise of such Warrant on the day preceding the consummation of the Cash-Out Transaction, multiplied by (ii) the excess of (x) the closing price for a share of Common Stock, as reported by the principal national securities exchange or quotation system on which the Common Stock is then traded over (y) the Exercise Price therefor, on the day preceding the consummation of the Cash-Out Transaction and
(B) in the event that the effective date of the consummation of the Cash-Out Transaction is on or prior to the second anniversary of the date hereof, the Make-Up Amount (as defined below), if any. For purposes of this Section 3.6, the Make-Up Amount shall mean, with respect to each Warrant, the excess, if any, of $5.90 over the amount payable with respect to such Warrant under clause (A) above.

                 3.7 Reclassifications. In case of reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article III. The above provisions of this Section 3.7 shall similarly apply to successive reclassifications and changes of shares of Common Stock.
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                 3.8 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article III, the Company shall cause written notice of such adjustment to be sent to the registered holders of the Warrants within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.
                 3.9 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                 3.10 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Common Stock calculated in accordance with Section 3.2.


                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF REGISTERED HOLDERS
                             OF WARRANT CERTIFICATES

                 4.1 Rights of Warrant Holders. No Warrant Certificate shall, prior to exercise of the Warrant in accordance with the terms of this Agreement, entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

                 4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                                    ARTICLE V

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

                 5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of this Article V, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company at its Principal Office and
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shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, transfer of outstanding Warrant Certificates shall be reflected from time to time upon the books of the Company to be maintained for that purpose, upon a surrender of the Warrant Certificate to the Company at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Company shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

                 5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of fewer than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 5.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate.

                 5.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that:

                          (a) transfer of the Warrant Certificates shall be
registered on the books of the Company maintained for that purpose by the Company only if surrendered at the Principal Office of the Company, duly endorsed or accompanied by a proper instrument of transfer; and

                          (b) it will not transfer (and the Company shall not be
required to register the transfer of) Warrants representing the right to acquire fewer than 100,000 shares of Common Stock (or, if less, the total number of Warrants held by such Warrant holder), except that (i) Odyssey, as the initial holder of the Warrants, may distribute (but the Company shall not be required to register the transfer resulting from such distribution) all or a portion of the Warrants to some or all of its partners and to those employees of Odyssey having an interest in the Warrants (and such partners and employees may transfer all, but not less than all of such Warrants to a third party, and so on) and (ii) as to any Warrants distributed pursuant to the foregoing clause (i), notice by the Company to Odyssey shall be deemed for all purposes hereof to be notice to the ultimate holder of such Warrant, and Odyssey shall satisfy such further notice obligations, if any, that it may have to such holder;

                          (c) in the event that the number of shares of Common
Stock issuable upon exercise in full of all outstanding Warrants shall be fewer than 25,000, then within 90 days of such date (unless during such 90-day period such Warrants are exercised), the Company shall be entitled to redeem all, but not less than all, of the outstanding Warrants by payment to each holder of a Warrant of an amount in respect of such Warrant equal to the product of (A) the number of shares of Common Stock issuable upon exercise of such Warrants, multiplied by (B) an amount equal to the excess of (x) the Current Market Price for a share of Common Stock on the day preceding the date on which the Company shall give notice of redemption over (y) the Exercise Price for such share (whereupon such Warrants shall be deemed for all purposes hereof to cease to be outstanding); and

                          (d) prior to due presentment for registration of
transfer, the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever.

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                                   ARTICLE VI

                                  MISCELLANEOUS

                 6.1 Books and Records. The Company shall maintain books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books and records shall show the names and addresses of the respective holder of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

                 6.2 Amendments and Waivers.

                          (a) No amendment, modification, termination or waiver
of any provision of this Agreement, the Warrant Certificates or the Registration Rights Agreement, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the registered holders of two-thirds of the then-outstanding Warrants (the "Requisite Holders"). After an amendment, modification, termination or waiver under this Section 6.2 becomes effective, the Company shall mail to the registered holders affected thereby a notice briefly describing such amendment, modification, termination or waiver.

                          (b) The Company will not effect any proposed
amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the number of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto.

                          (c) Until an amendment, modification, termination or
waiver becomes effective, a consent to it by a holder is a continuing consent by the holder and every subsequent holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such holder or subsequent holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not heretofore revoked such consent) to such amendment, modification, termination or waiver.

                          (d) The Company may, but shall not be obligated to,
fix a record date for the purpose of determining the registered holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were registered holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be registered holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 6.3 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS WARRANT AGREEMENT AND THE WARRANT CERTIFICATES.

                 6.4 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (by hand delivery or overnight courier) to the following address (or
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at such other address as shall be specified by like notice, provided that notice of a change of address shall be effective only upon receipt thereof):

                 (a)  If to the Company:

                        Paxar Corporation
                        105 Corporate Park Drive
                        White Plains, N. Y.  10604
                        Attention:  Arthur Hershaft, Chairman and CEO

                 (b)  If to the Holder:

                         As set forth on the books and records of the Company.

               All notices shall be deemed to have been received by the recipient thereof if received during normal business hours on a business day; otherwise, such notices shall be deemed received on the next following business day.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



PAXAR CORPORATION                          ODYSSEY PARTNERS, L.P.



By:  /s/ Jacke Plaxe                       By:  /s/ Stephen Berger
     -----------------------                    -----------------------
     Jacke Plaxe                                Stephen Berger
     Chief Financial Officer                    A General Partner